                                                                   EXHIBIT 10.14

                           TRADEMARK LICENSE AGREEMENT

       AGREEMENT (the "Agreement") made as of this 10th day of February, 2000 (the "Effective Date") by and between WBT Operating LLC, a Delaware limited liability company, having a principal place of business at 500 Canal View Boulevard, Rochester, New York 14623 ("Licensor") and Training Media Operating LLC, a Delaware limited liability company, having a principal place of business at 500 Canal View Boulevard, Rochester, New York 14623 ("Licensee"). (Licensor and Licensee each referred to herein as a "Party" and collectively as the "Parties.")

       WHEREAS, Licensor is the owner of the Trademarks (as defined below);

       WHEREAS, Licensee desires to license from Licensor, and Licensor desires to license to Licensee, the Trademarks for use in connection with Licensee's business, pursuant to the terms and subject to the conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Licensor and Licensee hereby agree as follows:

1.     DEFINITIONS

       1.1 "CONFIDENTIAL INFORMATION" means records or information in the possession or under the control of a Party relating to the technical, marketing, product, and/or business affairs or proprietary and trade secret information of that Party in oral, graphic, written, electronic or machine readable form, clearly marked as "confidential," or if disclosed orally, information identified as confidential at the time of disclosure. Confidential Information shall not include information which can be demonstrated: (i) to have been rightfully in the possession of the receiving Party from a source other than the disclosing Party prior to the time of disclosure of said information to the receiving Party ("Time of Disclosure"); (ii) to have been in the public domain prior to the Time of Disclosure; (iii) to have become part of the public domain after the Time of Disclosure by any means except an unauthorized act or omission or breach of this Agreement on the part of the receiving Party, its employees, or agents; or (iv) to have been supplied to the receiving Party after the Time of Disclosure without restriction by a third party who is under no obligation to the disclosing Party to maintain such information in confidence.

       1.2 "LICENSEE BUSINESS" means the business of developing, marketing, and providing (i) printed training materials and information with regard to information technology and other professional and business-related matters, including through print courseware, journals, and newsletters, and (ii) live, in-person instructor-led classroom training conducted by or on behalf of Licensee.

       1.3 "LICENSOR BUSINESS" means the business of developing, marketing, and providing technology-based training and information with regard to information technology and other professional and business-related matters through the Internet, CD-ROM, intranets and other electronic media conducted by or on behalf of Licensor.

       1.4 "MATERIALS" has the meaning set forth in Section 3.4 hereof.

       1.5 "TERM" means the period commencing on the Effective Date and running until the expiration or termination of this Agreement in accordance with Section 3 hereof.

       1.6 "TRADEMARKS" mean the trademarks set forth on Schedule A attached hereto, as amended in writing by Licensor from time to time.

2.     GRANT OF LICENSE

       2.1 LICENSE. Subject to the terms and conditions herein, and during the Term, Licensor grants to Licensee a royalty-free, exclusive (subject to Licensor's rights to use the Trademarks in connection with the Licensor Business), worldwide license to use the Trademarks solely in connection with the Licensee Business, including the right and license to use the Trademarks to conduct, promote, and market the Licensee Business.

       2.2 RIGHT TO SUBLICENSE. Licensee shall have the right to sublicense the rights granted to it under this Agreement as is required for Licensee to conduct the Licensee Business in the ordinary course of business, including to contract printers and distributors. Licensee shall impose on, and such sublicensees shall adhere to, obligations with respect to the Trademarks which are consistent with and no less stringent than those required of Licensee by Licensor hereunder. Licensee shall ensure that the rights of any sublicensee will terminate, automatically and without notice, in the event of any expiration or termination of this Agreement.

3.     QUALITY CONTROL STANDARDS

       3.1 QUALITY STANDARDS. Licensee shall use the Trademarks in a form and manner reasonably prescribed by Licensor in writing from time to time, and shall ensure that its use of the Trademarks, and its products and services offered in connection with the Trademarks, adheres to a standard of quality commensurate with that associated with the Trademarks in connection with the Licensor Business. In no event shall the Licensee Business be operated with regard to the Trademarks in any manner that would injure the good will or reputation of the Licensor, the Licensor Business, or the Trademarks.

       3.2 COMPLIANCE WITH LAW. Licensee shall ensure that all aspects of its business used in connection with the Trademarks shall be in compliance with all applicable laws and regulations.

       3.3 RIGHT OF INSPECTION. Licensor shall have the right, upon reasonable prior notice and during regular business hours, and not more than twice in any calendar year, to inspect Licensee's premises and to monitor Licensee's and its permitted sublicensees' compliance with the quality standards set forth in Sections 3.1 and 3.2 hereof.

       3.4 PROVISION OF REPRESENTATIVE SAMPLES. Upon Licensor's reasonable request, and not more than twice in any calendar year, Licensee shall provide Licensor with representative samples of products, business forms, marketing materials, and advertising materials ("Materials") bearing the Trademarks.

       3.5 NON-CONFORMANCE WITH STANDARDS OF QUALITY. In the event that in the reasonable opinion of Licensor the Licensee Business or Materials deviate from the standards of quality set forth in Sections 3.1 and 3.2 hereof, Licensee shall, upon written notice from Licensor, promptly take steps which are necessary to correct such deviations.

4.     TERM

       4.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue for a period of ten (10) years ("Initial Term"), and for consecutive one (1) year periods thereafter ("Renewal Term(s)"), unless either Party provides at least one (1) year prior written notice of its intention not to enter into a subsequent Renewal Term, in which case this Agreement shall expire at the end of the Initial Term or Renewal Term then current following such one (1) year notice period.

       4.2 TERMINATION. This Agreement may be terminated by Licensor, upon notice to Licensee, if there shall occur a material breach by Licensee of this Agreement, including a non-conformance with the quality control standards set forth in Section 3 hereof, which material breach is not cured within ninety (90) days after written notice from Licensor, provided that Licensee shall have an additional ninety (90) days if such breach or non-conformance is not reasonably subject to cure during the initial ninety (90) day period and Licensee continues to diligently pursue such cure. Licensee acknowl-edges that there would be no adequate remedy at law in the event that a breach by Licensee of this Agreement injures or threatens to injure the good will or reputation of Licensor, the Licensor Business, or the Trademarks, and, in such event, Licensor shall be entitled to immediate equitable relief enjoining such breach.

       4.3 OBLIGATIONS UPON EXPIRATION OR TERMINATION. Licensee shall, promptly upon expiration or termination of this Agreement, cease all use of the Trademarks.

5.     OWNERSHIP OF THE TRADEMARKS

       5.1 NO RIGHT, TITLE, OR INTEREST. Licensee shall not have any right, title or interest, express or implied, in and to the Trademarks, except as licensed hereunder and subject to the terms and conditions set forth in this Agreement. Licensee acknowledges that the Trademarks and all rights thereto (with the exception of those rights expressly granted to Licensee under this Agreement) and the good will pertaining to the use of the Trademarks belong exclusively to Licensor, and that Licensee's use of the Trademarks shall inure to the benefit of Licensor for the purpose of trademark and trade name ownership, registration, enforcement, and maintenance.

       5.2 NO CHALLENGE BY LICENSEE. Licensee agrees and covenants that it shall not (i) challenge the validity of Licensor's ownership of the Trademarks or any registration or application for registration thereof, or (ii) seek its own registration of the Trademarks, or any name or mark confusingly similar to, or dilutive of, the Trademarks.

       5.3 ENFORCEMENT. Licensee shall promptly notify Licensor in writing should it become aware of activity by a third party that reasonably would be construed to constitute an unauthorized use, infringement, or dilution of the Trademarks. Licensor shall have the sole initial right to take, and to determine whether or not to take, at Licensor's expense, any action(s) it deems appropriate with respect to any unauthorized use, infringement, or dilution of the Trademarks, and Licensee shall, at Licensor's expense, fully cooperate with Licensor in connection with any such action. If Licensor declines to take action with respect to a particular unauthorized use, infringement, or dilution, then, Licensee may undertake, at Licensee's expense, such action with the prior written consent of Licensor, which consent shall not be unreasonably withheld, at Licensee's own expense, and Licensor shall fully cooperate with Licensee in connection with any such action. All recovery in the form of monetary damages or settlement shall belong to the Party bearing the expense of bringing such claim or suit.

6. CONFIDENTIAL INFORMATION Each Party agrees that it shall take reasonable steps to protect the Confidential Information of the other party, using methods at least substantially equivalent to the steps it takes to protect its own proprietary information, but not less than a reasonable standard, during the Term of this Agreement and for a period of two (2) years following expiration or termination of this Agreement, and shall prevent the duplication or disclosure of Confidential Information, other than by or to its employees who must have access to the Confidential Information to perform such party's obligations hereunder, provided that each Party shall make such employees aware of the restrictions of this Section 6, or as required or reasonably necessary under applicable law, but only to the extent so required or reasonably necessary and only subject to a protective order or other appropriate confidentiality arrangement.

7. INDEMNITY Licensor shall defend, hold harmless, and indemnify Licensee, and its affiliates, officers, directors, shareholders, employees, contractors, agents, and representatives, from and against any and all claims, demands, actions, liabilities, damages, losses, fines, penalties, costs, and expenses (including all attorneys' fees) of any kind whatsoever (collectively, "Losses") actually or allegedly arising or resulting from the Licensor Business. Licensee shall defend, hold harmless and indemnify Licensor, and its affiliates, officers, directors, shareholders, employees, contractors, agents, and representatives, from and against any and all Losses actually or allegedly arising or resulting from the Licensee Business.

8.     GENERAL

       8.1 INDEPENDENT CONTRACTOR. The Parties agree and acknowledge that the relationship of the Parties is in the nature of an independent contractor. This Agreement shall not be deemed to create a partnership or joint venture and neither Party is the other s agent, partner, employee, or representative. Neither Party hereto shall have the right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

       8.2 FORCE MAJEURE. Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide raw materials, power or supplies, or any other act or condition beyond the reasonable control of such Party provided that such party gives the other party written notice thereof promptly following discovery thereof and uses its best efforts to cure the delay.

       8.3 PARTIAL INVALIDITY. Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be af-fected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

       8.4 NO WAIVER. The failure of either Party to partially or fully exercise any right or the waiver by either Party of any breach shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement

       8.5 NO ASSIGNMENT. Licensor and Licensee shall not assign any of their respective rights or obligations under this Agreement, except in connection with the sale of all or substantially all of its business to which this Agreement relates or as a collateral assignment to their respective senior lenders. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective permitted successors and assigns of the Parties.

       8.6 NOTICES. Any notice required or permitted to be sent shall be in writing and shall be sent by Federal Express or like courier delivery, or if sent by facsimile, with a confirmation copy by mail. Notice is effective upon receipt. Notices shall be sent to the Parties at the addresses listed above, unless a Party changes its address by giving written notice to the other party.

       8.7 ENTIRE AGREEMENT. This Agreement, including the Schedule hereto, sets forth the entire agreement between the Parties on this subject and supersedes all prior negotiations, understandings, and agreements between the Parties concerning the subject matter hereof. No amendment or modification of this Agreement shall be made except by a writing signed by the Party to be bound thereby or the permitted successor or assign of such Party.

       8.8 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

       8.9 GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without regard to principles of conflict of laws. The Parties agree to submit to the exclusive jurisdiction over all disputes hereunder and venue in the federal and state courts in the State of New York located in New York County.

       8.10 HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of this Agreement.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

WBT OPERATING LLC (Licensor)                    TRAINING MEDIA OPERATING LLC
                                                (Licensee)

By: /S/ [SIG]                                   By: /S/ [SIG]
   -------------------                             -----------------------
Print Name:                                     Print Name:
           -----------                                     ---------------
Title:                                          Title:
      ----------------                                --------------------
Date:                                           Date:
     -----------------                               ---------------------
                                       7